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                         METROPOLITAN SERIES FUND, INC.

            SUB-ITEM 77O TRANSACTIONS EFFECTED PURSUANT TO RULE 10F-3

THIRD QUARTER 2010

NAME OF PORTFOLIO: BlackRock Bond Income Portfolio
ISSUER: Chesapeake Energy Corporation
BROKER: Credit Suisse Securities (USA) LLC
UNDERWRITER(S): Banc of America Securities LLC; Barclays Capital Inc.; Morgan
                Stanley & Co. Incorporated; Wells Fargo Securities, LLC; BNP Paribas Securities Corp.; Citigroup Global Markets Inc.; Credit Agricole Securities (USA) Inc.; Deutsche Bank Securities Inc.; Goldman, Sachs & Co.; RBS Securities Inc.; SunTrust Robinson Humphrey, Inc.; UBS Securities LLC; BBVA Securities Inc.; BMO Capital Markets Corp.; BOSC, Inc.; Capital One Southcoast, Inc.; Comerica Securities, Inc.; Macquarie Capital (USA) Inc.; Mitsubishi UFJ Securities (USA), Inc.; Natixis Bleichroeder Inc.; PNC Capital Markets LLC; RBC Capital Markets Corporation; Scotia Capital (USA) Inc.; TD Securities (USA) LLC; U.S. Bancorp Investments, Inc.
AFFILIATED UNDERWRITER IN THE SYNDICATE: PNC Capital Markets LLC
DATE OF PURCHASE: 08/09/10
DATE OF OFFERING: 08/09/10
AMOUNT OF PURCHASE: Fund $3,460,000                     Sub-Adviser $120,000,000
AMOUNT OF OFFERING: $1,400,000,000
PURCHASE PRICE: 100%
COMMISSION OR SPREAD: 1.625%

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NAME OF PORTFOLIO: BlackRock Diversified Portfolio
ISSUER: Chesapeake Energy Corporation
BROKER: Credit Suisse Securities (USA) LLC
UNDERWRITER(S): Banc of America Securities LLC; Barclays Capital Inc.; Morgan
                Stanley & Co. Incorporated; Wells Fargo Securities, LLC; BNP Paribas Securities Corp.; Citigroup Global Markets Inc.; Credit Agricole Securities (USA) Inc.; Deutsche Bank Securities Inc.; Goldman, Sachs & Co.; RBS Securities Inc.; SunTrust Robinson Humphrey, Inc.; UBS Securities LLC; BBVA Securities Inc.; BMO Capital Markets Corp.; BOSC, Inc.; Capital One Southcoast, Inc.; Comerica Securities, Inc.; Macquarie Capital (USA) Inc.; Mitsubishi UFJ Securities (USA), Inc.; Natixis Bleichroeder Inc.; PNC Capital Markets LLC; RBC Capital Markets Corporation; Scotia Capital (USA) Inc.; TD Securities (USA) LLC; U.S. Bancorp Investments, Inc.
AFFILIATED UNDERWRITER IN THE SYNDICATE: PNC Capital Markets LLC
DATE OF PURCHASE: 08/09/10
DATE OF OFFERING: 08/09/10
AMOUNT OF PURCHASE: Fund $760,000                       Sub-Adviser $120,000,000
AMOUNT OF OFFERING: $1,400,000,000
PURCHASE PRICE:  100%
COMMISSION OR SPREAD:  1.625%

NAME OF PORTFOLIO: BlackRock Bond Income Portfolio
ISSUER: Peabody Energy Corporation
BROKER: Banc of America Securities LLC
UNDERWRITER(S): Morgan Stanley & Co. Incorporated; HSBC Securities (USA) Inc.;
                Citigroup Global Markets Inc.; RBS Securities Inc.; BNP Paribas Securities Corp.; Credit Agricole Securities (USA) Inc.; PNC Capital Markets LLC; SG Americas Securities, LLC; Wells Fargo Securities, LLC; Barclays Capital Inc.; BBVA Securities Inc.; BMO Capital Markets Corp.; Mitsubishi UFJ Securities (USA), Inc.; Standard Chartered Bank; U.S. Bancorp Investments, Inc.; Santander Investment Securities Inc.; Daiwa Capital Markets America Inc.
AFFILIATED UNDERWRITER IN THE SYNDICATE: PNC Capital Markets LLC
DATE OF PURCHASE: 08/11/10
DATE OF OFFERING: 08/11/10
AMOUNT OF PURCHASE: Fund $5,220,000                     Sub-Adviser $80,000,000
AMOUNT OF OFFERING: $650,000,000
PURCHASE PRICE: 100%
COMMISSION OR SPREAD: 1.25%

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NAME OF PORTFOLIO: BlackRock Diversified Portfolio
ISSUER: Peabody Energy Corporation
BROKER: Banc of America Securities LLC
UNDERWRITER(S): Morgan Stanley & Co. Incorporated; HSBC Securities (USA) Inc.;
                Citigroup Global Markets Inc.; RBS Securities Inc.; BNP Paribas Securities Corp.; Credit Agricole Securities (USA) Inc.; PNC Capital Markets LLC; SG Americas Securities, LLC; Wells Fargo Securities, LLC; Barclays Capital Inc.; BBVA Securities Inc.; BMO Capital Markets Corp.; Mitsubishi UFJ Securities (USA), Inc.; Standard Chartered Bank; U.S. Bancorp Investments, Inc.; Santander Investment Securities Inc.; Daiwa Capital Markets America Inc.
AFFILIATED UNDERWRITER IN THE SYNDICATE: PNC Capital Markets LLC
DATE OF PURCHASE: 08/11/10
DATE OF OFFERING: 08/11/10
AMOUNT OF PURCHASE: Fund $1,145,000                     Sub-Adviser $80,000,000
AMOUNT OF OFFERING: $650,000,000
PURCHASE PRICE: 100%
COMMISSION OR SPREAD: 1.25%

NAME OF PORTFOLIO: BlackRock Bond Income Portfolio
ISSUER: NBC Universal, Inc.
BROKER: Morgan Stanley & Co. Inc.
UNDERWRITER(S): Goldman, Sachs & Co.; J.P. Morgan Securities LLC; Banc of
                America Securities LLC; Citigroup Global Markets Inc.; Barclays Capital Inc.; BNP Paribas Securities Corp.; Credit Suisse Securities (USA) LLC; Deutsche Bank Securities Inc.; Mitsubishi UFJ Securities (USA), Inc.; RBS Securities Inc.; UBS Securities LLC; Wells Fargo Securities, LLC Daiwa Capital Markets America Inc.; Mizuho Securities USA Inc.; PNC Capital Markets LLC; Gleacher & Company Securities, Inc.; Lloyds TSB Bank plc; RBC Capital Markets Corporation; Santander Investment Securities Inc.; Scotia Capital (USA) Inc.; U.S. Bancorp Investments, Inc.; Banca IMI S.p.A.; Credit Agricole Securities (USA) Inc.; Mediobanca - Banca di Credito Finanziario S.p.A.; BNY Mellon Capital Markets, LLC; Raymond James & Associates, Inc.; TD Securities (USA) LLC; Blaylock Robert Van LLC; CastleOak Securities, L.P. Loop Capital Markets LLC; Samuel A. Ramirez & Company, Inc.; The Williams Capital Group, L.P.
AFFILIATED UNDERWRITER IN THE SYNDICATE: PNC Capital Markets LLC
DATE OF PURCHASE: 09/27/10
DATE OF OFFERING: 09/27/10
AMOUNT OF PURCHASE: Fund $5,735,000                     Sub-Adviser $315,000,000
AMOUNT OF OFFERING: $2,000,000,000
PURCHASE PRICE: 99.975%
COMMISSION OR SPREAD: 0.45%

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NAME OF PORTFOLIO: BlackRock Diversified Portfolio
ISSUER: NBC Universal, Inc.
BROKER: Morgan Stanley & Co. Inc.
UNDERWRITER(S): Goldman, Sachs & Co.; J.P. Morgan Securities LLC; Banc of
                America Securities LLC; Citigroup Global Markets Inc.; Barclays Capital Inc.; BNP Paribas Securities Corp.; Credit Suisse Securities (USA) LLC; Deutsche Bank Securities Inc.; Mitsubishi UFJ Securities (USA), Inc.; RBS Securities Inc.; UBS Securities LLC; Wells Fargo Securities, LLC Daiwa Capital Markets America Inc.; Mizuho Securities USA Inc.; PNC Capital Markets LLC; Gleacher & Company Securities, Inc.; Lloyds TSB Bank plc; RBC Capital Markets Corporation; Santander Investment Securities Inc.; Scotia Capital (USA) Inc.; U.S. Bancorp Investments, Inc.; Banca IMI S.p.A.; Credit Agricole Securities (USA) Inc.; Mediobanca - Banca di Credito Finanziario S.p.A.; BNY Mellon Capital Markets, LLC; Raymond James & Associates, Inc.; TD Securities (USA) LLC; Blaylock Robert Van LLC; CastleOak Securities, L.P. Loop Capital Markets LLC; Samuel A. Ramirez & Company, Inc.; The Williams Capital Group, L.P.
AFFILIATED UNDERWRITER IN THE SYNDICATE: PNC Capital Markets LLC
DATE OF PURCHASE: 09/27/10
DATE OF OFFERING: 09/27/10
AMOUNT OF PURCHASE: Fund $1,245,000                     Sub-Adviser $315,000,000
AMOUNT OF OFFERING: $2,000,000,000
PURCHASE PRICE: 99.975%
COMMISSION OR SPREAD: 0.45%

FOURTH QUARTER 2010

None

[X] The securities are (i) part of an issue registered under the Securities Act of 1933, (ii) "municipal securities" as defined under the Securities Exchange Act of 1934, (iii) sold in an offering conducted under the laws of a country other than the United States subject to certain requirements, or
     (iv) exempt from registration under section 4(2) of the Securities Act of 1933 or Rules 144A or 501-508 thereunder.

[X] The purchase price did not exceed the offering price at the end of the first business day after the first day of the offering (or fourth day before termination, if a rights offering).

[X]  The underwriting was a firm commitment.

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[X]  The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during a comparable period of time.

[X] IN RESPECT OF ANY SECURITIES OTHER THAN MUNICIPAL SECURITIES, the issuer of such securities has been in continuous operation for not less than three years (including operations of predecessors), OR IN RESPECT OF ANY MUNICIPAL SECURITIES, the issuer of such securities has received an investment grade rating from a nationally recognized statistical rating organization or if the issuer of the municipal securities or entity supplying the revenues from which the issues is to be paid has been in continuous operation for less than three years (including any predecessors), it has received one of the three highest ratings from at least one such rating service.

[X] The amount of the securities purchased by all of the funds and discretionary accounts advised by the same investment adviser or subadviser did not exceed 25% of the principal amount of the offering.

[X] The Portfolio did not purchase the securities directly or indirectly from an officer, director, member of an advisory board or employee of the Fund or investment adviser or subadviser of the Portfolio or affiliated person thereof.